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EXHIBIT 21 SUBSIDIARIES OF REGISTRANT

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

1.       Puerto Rico Telephone Company, Inc.

         Physical address:              1515 F.D. Roosevelt Avenue, Guaynabo, Puerto Rico 00968
         Mailing address:               P.O. Box 360998, San Juan, P.R. 00936-0998
         State/jurisdiction
           of Incorporation:            Puerto Rico


2.       Celulares Telefonica, Inc.

         Physical address:              1515 F.D. Roosevelt Avenue, Guaynabo, Puerto Rico 00968
         Mailing address:               P.O. Box 360998, San Juan, P.R. 00936-0998
         State/jurisdiction
           of Incorporation:            Puerto Rico
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